STEWART H. BENJAMIN
                        CERTIFIED PUBLIC ACCOUNTANT, P.C.
                              27 SHELTER HILL ROAD
                               PLAINVIEW, NY 11803
                                      ----
                            TELEPHONE: (516) 933-9781
                             FACSIMILE (516) 827-12O3




                                                                   EXHIBIT  23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


To  the  Board  of  Directors
FoneCash,  Inc.

As the independent public accountant, I hereby consent to the incorporation by reference in this registration statement of my report dated November 24, 2000 included in FoneCash, Inc.'s Registration Statement File No. 30536 for the nine months ended September 30, 2000 and to all references to my Firm included in this registration statement.



/s/  Stewart  H.  Benjamin
Stewart  H.  Benjamin
Certified Public Accountant, P.C.

Plainview,  New  York
November  27,  2000


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